Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

31200 Via Colinas, Suite 200

Westlake Village, CA 91362

(818) 597-7552

Fax (805) 553-9367

July 25, 2019

Neuralstem, Inc.

20271 Goldenrod Lane

Germantown, MD, 20876

Re: Registration Statement on Form S-1 (File No. 333-232273)

Ladies and Gentlemen:

We have acted as counsel to Neuralstem, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement (No. 333-232273) on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus (the “Prospectus”), covering an underwritten public offering of (i) up to 1,500,000 units (the “Units”), each consisting of one share of the Company’s common stock (“Common Stock”), par value $0.01 per share (the “Shares”), a Series M warrant to purchase one share of Common Stock (“Series M Warrant”), a Series N warrant to purchase one share of Common Stock (“Series N Warrant”), or alternatively (ii) up to 1,500,000 pre-funded units (the “Prefunded Units”) consisting of a series O prefunded warrant to purchase one share of Common stock (“Prefunded Warrant”), a series M Warrant, and a Series N Warrant, and (iii) up to 3,000,000 shares of Common Stock issuable pursuant to the Series M Warrants and Series N Warrants (the “Warrant Shares”) and up to 1,500,000 shares of Common Stock issuable pursuant to the Prefunded Warrants (the “Prefunded Warrant Shares”). In addition, the Registration Statement covers (i) a warrant issuable to the underwriters in the offering (the “Representative’s Warrant”) to purchase up to 120,000 shares of Common Stock (the “Representatives’ Warrant Shares”) and (ii) the Representatives’ Warrant Shares. The Units, Prefunded Units, the Shares, the Prefunded Warrants, the Series M Warrants, Series N Warrants, the Prefunded Warrant Shares, and the Warrant Shares are to be sold by the Company as described in the Registration Statement and Prospectus. The Units, the Prefunded Units, the Shares, Prefunded Warrants, the Series M Warrants, the Series N Warrants, the Representative’s Warrant, the Prefunded Warrant Shares, the Warrant Shares, and the Representative’s Warrant Shares are collectively referred to as the “Securities”.

In connection with this opinion, we have examined the Registration Statement, including the exhibits thereto, the form of Prefunded Warrant, Series M Warrant, Series N Warrant, and form of Representative’s Warrant, the Underwriting Agreement filed as an exhibit to the Registration Statement and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for purposes of the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the legal capacity of all natural persons.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)              The Shares have been duly authorized and, when issued and delivered as part of the Units against payment therefor in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

(ii)        The Prefunded Warrants, Series M Warrants, Series N Warrants, and Representative’s Warrant have been duly authorized by the Board of Directors of the Company and, when executed on behalf of the Company and issued and delivered, in the case of the Series M Warrants and Series N Warrants as part of the Units or Prefunded Units against payment therefor, in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company in accordance with their respective terms.

(iii)        The Prefunded Warrant Shares, Warrant Shares and the Representatives’ Warrant Shares, when issued and delivered upon exercise of the Prefunded Warrants, Series M Warrants, Series N Warrants and Underwriters’ Warrant, respectively, in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

(iv)        The Units and Prefunded Units have been duly authorized by the Board of Directors of the Company and, when issued and delivered against payment therefor in accordance with the Registration Statement and the Prospectus, will be valid and binding obligations of the Company.

The opinions set forth above are subject to the following qualifications:

A.           The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of the Units, Prefunded Units, Series M Warrants, Series N Warrants, Prefunded Warrants and Representative’s Warrant are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect, and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.           The foregoing opinions are limited to the laws of the State of California and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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